Exhibit 31.2

Rule 13a-14(a) Certification of the Principal Financial Officer

I, Charlie T. Lovering, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Congaree Bancshares, Inc. (this “Report”) for the period ended December 31, 2015; and

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: April 20, 2016	By: /s/ Charlie T. Lovering
Charlie T. Lovering
Chief Financial Officer
(Principal Financial Officer)